EXHIBIT 23.3



                              December 24, 1997



Glimcher Realty Trust
20 South Third Street
Columbus, Ohio 43215-3602

Gentlemen:

     We consent to the use of our name as counsel in the Registration Statement on Form S-3 of Glimcher Realty Trust covering 2,100,000 common shares of beneficial interest to be filed with the Securities and Exchange Commission on December 24, 1997.


                                   Very truly yours,

                                   ROBINSON SILVERMAN PEARCE
                                      ARONSOHN & BERMAN LLP